Exhibit 99.1

Chart Acquisition Corp. Securities Trading Shifts to OTCQB;

Company Intends to Appeal NASDAQ Delisting Determination

NEW YORK, March 5, 2015 /PRNewswire/ -- Chart Acquisition Corp. (NASDAQ: CACG; CACGW; CACGU) (the “Company” or “Chart”) today announced that on March 2, 2015, the Company received notice from The NASDAQ Stock Market LLC (“NASDAQ”) indicating that the Listing Qualifications Panel (the “Panel”) had determined to delist the Company’s securities from The NASDAQ Capital Market due to the Company’s non-compliance with the minimum shareholder requirements by March 4, 2015, and to suspend trading in the Company’s securities effective with the open of business on Thursday, March 5, 2015. The Company is continuing to move forward with its proposed business combination with Tempus Applied Solutions, LLC (“Tempus”) (the “Business Combination”), which the Company believes will create a business that can maintain a strong shareholder base.

The Company intends to appeal the Panel’s determination to suspend trading in its securities to the NASDAQ Listing and Hearing Review Council (the “Listing Council”), pursuant to which the Company will seek additional time to complete the Business Combination and for the combined entity to evidence compliance with all applicable requirements for initial listing on NASDAQ, including the minimum shareholder requirements. The Company believes that it will be able to complete the Business Combination and evidence compliance with the applicable NASDAQ initial listing criteria within the discretionary period available to the Listing Council, which would not expire until August 31, 2015.

Upon the suspension of trading on NASDAQ on March 5, 2015, and pending resolution of the Company’s appeal to the Listing Council, the Company’s common stock, warrants and units will be eligible to trade on the OTC Markets’ OTCQB market tier under the ticker symbols “CACG,” “CACGW” and “CACGU,” respectively.

About Chart Acquisition Corp.

Chart is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Chart raised $75 million in its initial public offering in December 2012.

About OTC Markets Group Inc.

OTC Markets Group Inc. operates Open, Transparent and Connected financial marketplaces for 10,000 U.S. and global securities. To learn how OTC Markets Group creates better informed and more efficient financial marketplaces, visit www.otcmarkets.com. OTC Link® ATS is operated by OTC Link LLC, member FINRA/SIPC and SEC registered Alternative Trading System.

Forward-Looking Statements

This report contains forward-looking statements that involve risks and uncertainties concerning the Business Combination, Tempus expected financial performance, as well as its strategic and operational plans. Actual events or results may differ materially from those described in this report due to a number of risks and uncertainties. These risks and uncertainties could cause actual results or outcomes to differ materially from those indicated by such forward looking-statements. These risks and uncertainties include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement between Chart, Tempus and related parties (the “Merger Agreement”); (2) the outcome of any legal proceedings that may be instituted against Chart, Tempus or others following announcement of the Merger Agreement and the transactions contemplated therein; (3) the inability to complete the transactions contemplated by the Merger Agreement due to the failure to obtain approval of the stockholders of Chart; (4) the inability to extend the termination date by which Chart must complete a business combination past March 13, 2015 due to the failure to obtain approval of the stockholders of Chart; (5) delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals required to complete the transactions contemplated by the Merger Agreement; (6) the risk that the Business Combination disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein; (7) the inability to recognize the anticipated benefits of the Business Combination; (8) Chart’s ability to regain compliance with the continued listing requirements of the Nasdaq Capital Market; (9) the ability to obtain or maintain the listing of Tempus Applied Solutions Holdings, Inc.’s (which will be the holding company for Tempus and Chart following the consummation of the Business Combination) (“Tempus Holdings”) securities on the Nasdaq Capital Market following the Business Combination, including having the requisite number of stockholders; (10) costs related to the Business Combination; (11) changes in applicable laws or regulations; (12) the possibility that Tempus may be adversely affected by other economic, business, and/or competitive factors; and (13) other risks and uncertainties indicated from time to time in filings with the SEC by Chart or Tempus Holdings.

Readers are referred to the most recent reports filed with the SEC by Chart. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.